Consent of Independent Auditors







The Board of Directors and Shareholders
Mortgage.com, Inc.:


We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the registration statement.



                                   /s/ KPMG LLP

Ft. Lauderdale, FL
April 10, 2000